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                                                                    EXHIBIT 23.3

Report of Independent Auditors

Stockholders and Board of Directors
Sturm, Ruger & Company, Inc.

      We have audited the consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2000 of Sturm, Ruger & Company, Inc. and Subsidiaries. Our audit also included the financial statement schedule for the year ended December 31, 2000 listed in Item 15(a)(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Sturm, Ruger & Company, Inc. and Subsidiaries for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the year ended December 31, 2000, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                        Ernst & Young LLP

Stamford, Connecticut
February 9, 2001


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